Exhibit 99.1

CONTANGO ORE, INC.
DESCRIPTION OF SECURITIES
The following summary of each of our capital stock, Certificate of Incorporation, Bylaws and Rights Agreement (each as defined below) does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our Certificate of Incorporation, Bylaws and Rights Agreement.
Authorized and Outstanding Capital Stock
Contango ORE, Inc., a Delaware corporation (“we”, or the “Company”) has authorized capital stock consisting of 45,000,000 shares of common stock and 15,000,000 shares of preferred stock. As of September 30, 2021, there were 6,685,746 shares of the Company’s common stock outstanding.
Common Stock
Our Certificate of Incorporation (as amended, the “Certificate of Incorporation”) authorizes us to issue 45,000,000 shares of common stock (the “Common Stock”), par value $0.01 per share. As of September 30, 2021, there were 6,685,746 shares of the Common Stock outstanding, all of which are fully paid and non-assessable.  Our Common Stock is traded on the OTCQB tier of the OTC Markets Group Inc. under the symbol “CTGO”.
Holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders and are not entitled to cumulative voting for the election of directors. Upon the liquidation, dissolution or winding up of our business, after payment of all liabilities and payment of preferential amounts to the holders of preferred stock, if any, the shares of Common Stock are entitled to share equally in our remaining assets. Pursuant to our Certificate of Incorporation, no stockholder has any preemptive rights to subscribe for our securities. The Common Stock is not subject to redemption.
We do not intend to declare or pay any cash dividends on our Common Stock. We currently intend to retain future earnings in excess of preferred stock dividends, if any, for operations and to develop and expand our business. We do not anticipate paying any dividends on our Common Stock in the foreseeable future. Any future determination with respect to the payment of dividends on the Common Stock will be at the discretion of the board of directors of the Company (the “Board”) and will depend on, among other things, operating results, financial condition and capital requirements, the terms of then-existing indebtedness, general business conditions and other factors the Board deems relevant.
Other Rights
The holders of our Common Stock have no preemptive rights and no rights to convert their common shares into any other securities, and our common shares are not subject to any redemption or sinking fund provisions.
Preferred Stock
Our Certificate of Incorporation authorizes us to issue 15,000,000 shares of preferred stock, par value $0.01 per share, in one or more series with such voting powers, full or limited, or no voting powers and such designations, preferences and relative participation, optional or other special rights, and the qualifications, limitations or restrictions thereof as shall be stated in the resolutions of the Board providing for their issuance. As of September 30, 2021, there were no shares of preferred stock issued and outstanding. In addition, in connection with the adoption of the Rights Agreement (defined below), effective September 23, 2020, the Company filed a Certificate of Designations of Series A-1 Junior Participating Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware designating 100,000 shares of Series A-1 Junior Participating Preferred Stock.

Stock Options and Warrants
As of September 30, 2021, we had no outstanding warrants to purchase shares of Common Stock. As of September 30, 2021, we had 100,000 options to purchase shares of Common Stock outstanding, which were issued under the Company’s Amended and Restated 2010 Equity Compensation Plan, as amended. We have in the past issued, and may in the future issue restricted shares of Common Stock to certain officers and directors and to third-party consultants.
Rights Plan
On September 23, 2020, the Company and Computershare Trust Company, N.A., as Rights Agent (the “Rights Agent”) entered into a limited duration stockholder rights agreement (the “Rights Agreement”). On September 21, 2021, the Board of Directors of the Company approved an amendment to the Rights Agreement to extend the expiration date of the Rights Agreement to September 22, 2022.
Pursuant to the Rights Agreement, the Board declared a dividend of one preferred stock purchase right (a “Right”) for each of the Company’s issued and outstanding shares of Common Stock.  The dividend will be paid to the stockholders of record at the close of business on October 5, 2020 (the “Record Date”). Each Right entitles the registered holder, subject to the terms of the Rights Agreement, to purchase from the Company one one-thousandth (subject to adjustment) of one share of Series A-1 Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Stock”) at a price of $100.00, subject to certain adjustments (as adjusted from time to time, the “Exercise Price”). The description and terms of the Rights are set forth in the Rights Agreement.
Subject to certain exceptions, the Rights will not be exercisable until the earlier to occur of (i) the close of business on the tenth business day after a public announcement or filing (A) that a person has, or group of affiliated or associated persons have, become an “Acquiring Person,” which is defined as a person or group of affiliated or associated persons who, at any time after the date of the Rights Agreement, have acquired, or obtained the right to acquire, beneficial ownership of 18% or more of the Company’s outstanding shares of Common Stock, subject to certain exceptions, or (B) that discloses information which reveals the existence of an Acquiring Person or (ii) the close of business on the tenth business day after the commencement by any person of, or the first public announcement of the intention of any person to commence, a tender offer or exchange offer or other transaction, the consummation of which would result in any person becoming an Acquiring Person (the earlier of such dates being called the “Distribution Date”). Certain interests in securities created by derivative positions, whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of the Common Stock are directly or indirectly held by counterparties to the derivatives contracts or their affiliates or associates.

No person that, together with all affiliates and associates of such person, is the beneficial owner of Common Stock representing less than 20% of the Common Stock then outstanding, and which is entitled to file, and files, a statement on Schedule 13G (“Schedule 13G”) pursuant to Rule 13d-1(b) of the General Rules and Regulations under the Exchange Act, as in effect at the time of the public announcement of the declaration of the Rights with respect to the Common Stock beneficially owned by such person (a “13G Investor”), shall be deemed to be an “Acquiring Person”; provided, that a person who was a 13G Investor shall no longer be a 13G Investor if it either (i) files a statement on Schedule 13D pursuant to Rule 13d-1(a), 13d-1(e), 13d-1(f) or 13d-1(g) of the General Rules and Regulations under the Exchange Act or (ii) becomes no longer entitled to file a statement on Schedule 13G pursuant to Rule 13d-1(b) (the earlier to occur of (i) and (ii), the “13D Event”), and such person shall be an Acquiring Person if it is the beneficial owner (together with all affiliates and associates) of 18% or more of the Common Stock then outstanding at any point from and after the time of the 13D Event; provided, however, such person shall not be an Acquiring Person if (i) on the first Business Day (as defined in the Rights Agreement) after the 13D Event such person notifies the Company of its intent to reduce its beneficial ownership to below 18% as promptly as practicable and (ii) such person reduces its beneficial ownership (together with all affiliates and associates of such person) to below 18% of the Common Stock then outstanding as promptly as practicable (but in any event not later than 10 days after such 13D Event); provided, further that such person shall become an “Acquiring Person” if after reducing its beneficial ownership to below 18%, it subsequently becomes the beneficial owner of 18% or more of the Common Stock then outstanding or if, prior to reducing its beneficial ownership to below 18%, it increases (or makes any offer or takes any other action that would increase) its beneficial ownership of the then-outstanding Common Stock above the lowest beneficial ownership of such person at any time during such ten-day period.
With respect to certificates representing shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for shares of Common Stock registered in the names of the holders thereof, and not by separate Rights Certificates, as described further below. With respect to book entry shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by the balances indicated in the book entry account system of the transfer agent for the Common Stock. Until the earlier of the Distribution Date and the Expiration Date (as defined below), the transfer of any shares of Common Stock outstanding on the Record Date will also constitute the transfer of the Rights associated with such shares of Common Stock.  As soon as practicable after the Distribution Date, separate certificates evidencing the Rights (“Rights Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date, and such Right Certificates alone will evidence the Rights.
The Rights, which are not exercisable until the Distribution Date, will expire prior to the earliest of (i) the close of business on September 22, 2022, unless extended prior to expiration; (ii) the time at which the Rights are redeemed pursuant to the Rights Agreement; (iii) the time at which the Rights are exchanged pursuant to the Rights Agreement; and (iv) the time at which the Rights are terminated upon the occurrence of certain transactions (the earliest of (i), (ii), (iii) and (iv) is referred to as the “Expiration Date”).
Each share of Preferred Stock will be entitled, when, as and if declared, to a preferential per share quarterly dividend payment equal to the greater of (i) $1.00 per share or (ii) 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, in each case, paid to holders of Common Stock during such period. Each share of Preferred Stock will entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. In the event of any merger, consolidation or other transaction in which shares of Common Stock are converted or exchanged, each share of Preferred Stock will be entitled to receive 1,000 times the amount received per one share of Common Stock.
The Exercise Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock; (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock or convertible securities at less than the then-current market price of the Preferred Stock; or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of outstanding Rights and the number of one one-thousandths of a Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split, reverse stock split, stock dividends and other similar transactions.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than the Rights beneficially owned by the Acquiring Person, affiliates and associates of the Acquiring Person and certain transferees thereof (which will thereupon become null and void), will thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the Exercise Price.
In the event that, after a person or a group of persons has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction, of 50% or more of the Company’s assets or earning power are sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then-current Exercise Price of the Right, that number of shares of common stock of the acquiring company having a market value at the time of that transaction equal to two times the then-current Exercise Price.
With certain exceptions, no adjustment in the Exercise Price will be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price. No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the trading day immediately prior to the date of exercise.
At any time after any person or group of persons becomes an Acquiring Person and prior to the acquisition of beneficial ownership by such Acquiring Person of 50% or more of the outstanding shares of Common Stock, the Board, at its option, may exchange each Right (other than Rights owned by such person or group of persons which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock per outstanding Right (subject to adjustment).
At any time before the Distribution Date, the Board may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (subject to certain adjustments) (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.
Immediately upon the action of the Board electing to redeem or exchange the Rights, the Company shall make announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price for each Right held.
Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.
Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law
Some provisions of Delaware law, and our Certificate of Incorporation and our Bylaws (as amended to date, the “Bylaws”), described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise; or removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law
We are not subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”), regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:
●	the transaction is approved by the Board before the date the interested stockholder attained that status;
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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; and

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on or after such time, the business combination is approved by the Board and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Certificate of Incorporation and Bylaws
Provisions of our Certificate of Incorporation and Bylaws may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock.
Among other things, our Certificate of Incorporation and Bylaws:
●	permit the Board to issue up to 15,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;
●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office;
●	provide that our Bylaws may only be amended by the affirmative vote of the majority of the Board or the holders of two-thirds of our then-outstanding Common Stock;
●	provide that special meetings of our stockholders may only be called by the Board, the president or the holders of a majority of our then-outstanding Common Stock;
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eliminate the personal liability of our directors for monetary damages resulting from breaches of their fiduciary duty to the extent permitted by the DGCL and indemnify our directors and officers to the fullest extent permitted by the DGCL;

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provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing in a timely manner, and also specify requirements as to the form and content of a stockholder’s notice; and

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do not provide for cumulative voting rights, therefore allowing the holders of a plurality of votes cast in any election of directors to elect all of the directors standing for election, if they should so choose.

Limitation of Liability and Indemnification Matters
Our Certificate of Incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the DGCL. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:
●	for any breach of the director’s duty of loyalty to the corporation or its stockholders;
●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
●	for unlawful payment of dividend or unlawful stock purchase or redemption; or
●	for any transaction from which the director derived an improper personal benefit.
Our Certificate of Incorporation and Bylaws also provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. We believe that the limitation of liability provision in our Certificate of Incorporation will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.